Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-58396, 33-67218, 33-58797, 33-56721 and
333-45402) of Stanley Furniture Company, Inc. of our report dated January 22, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


                                                      PricewaterhouseCoopers LLP



Richmond, Virginia
February 5, 2001